Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	Michael Sund
July 27, 2004		(858) 503-3233

MAXWELL TECHNOLOGIES REPORTS SECOND QUARTER FINANCIAL RESULTS

Higher Margins and Efficiency Drive Improving Financial and Operational Performance;

Strategic High-Volume Industrial and Transportation Ultracapacitor Applications Moving Into Production

CONFERENCE CALL AT 11 A.M. (EDT) TOMORROW, JULY 28, 2004 – DETAILS BELOW

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported a net loss of $995,000 or $0.07 per share, on revenue of $7.6 million for its second quarter ended June 30, 2004. That compares with a net loss of $3.4 million, or $0.25 per share, on revenue of $10.7 million for the same period in 2003. Cash and short-term investments totaled $9.1 million as of June 30, 2004.

Dr. Richard Balanson, Maxwell’s president and chief executive officer, said that the company’s improving financial and operational performance is being driven by sales of high-margin core products, higher production efficiency and lower operating expenses.

“Although revenue was soft due to lower-than-anticipated ultracapacitor shipments to digital camera manufacturers, the steps we took in the second half of 2003 to streamline the organization, focus on our high-margin core products and phase out less profitable business lines are paying off,” Balanson said. “Fortunately, our more mature high-voltage capacitor and microelectronics businesses are providing financial stability while long-term strategic ultracapacitor opportunities develop.

“We estimate that the quarterly breakeven revenue threshold now is less than $10 million, compared with more than $17 million in the first quarter of 2003,” Balanson added. “That positions the company to turn profitable with fairly modest revenue growth.”

Gross margins on second quarter product sales were 29.5 percent, compared with 25 percent for the first quarter, reflecting continuing revenue mix improvement. Second quarter ultracapacitor product sales totaled $866,000, compared with $1.5 million in the first quarter.

“Ultracapacitors’ long-term growth prospects are based on the high power and ‘life of the application’ durability requirements of strategic industrial and transportation applications that have very high volume potential,” Balanson said. “Industrial applications such as automated utility meter reading and wind energy systems and transportation applications such as hybrid bus drive trains and braking energy recapture systems for electric trains already are moving into production. We also have begun delivering early quantities of multi-cell solutions for a number of distributed power applications in automobiles.”

Cash used in operating activities in the second quarter totaled $1.1 million, compared with $1.4 million in the first quarter. Balanson said that the company considers cash reserves to be adequate for the near term.

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MAXWELL REPORTS SECOND QUARTER FINANCIAL RESULTS

Management will conduct a conference call and simultaneous webcast to discuss second quarter financial results and the outlook for the balance of 2004, and answer analysts’ questions at 11 a.m. (eastern) tomorrow, Wednesday, July 28, 2004. The call may be accessed by dialing toll-free, (800) 540-0559 from the U.S. and Canada, or (785) 832-1508 for international callers. The webcast and subsequent replay may be accessed at the company’s web site via the following link: http://www.maxwell.com/investors/presentations.html.

Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our BOOSTCAP® ultracapacitor cells and multi-cell modules and POWERCACHE® backup power systems provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation and telecommunications. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, please visit our website: www.maxwell.com.

This news release contains forward-looking statements that are subject to risks and uncertainties. These include development and acceptance of products based on new technologies, demand for original equipment manufacturers’ products reaching anticipated levels, general economic conditions in the markets served by the company’s products, cost-effective manufacturing of new products, the impact of competitive products and pricing and risks and uncertainties involved in foreign operations. These and other risks are detailed from time-to-time in the Company’s SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2003. Actual results may differ materially from those projected. These forward-looking statements represent the Company’s judgment as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements.

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MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,847	$9,784
Short-term investments	2,213	2,455
Trade and other accounts receivable, net	6,954	5,936
Inventories	8,277	7,309
Prepaid expenses and other current assets	965	1,143

Total current assets	25,256	26,627

Property, plant and equipment, net	10,625	10,769
Other intangible assets, net	1,879	2,002
Goodwill	19,165	19,478
Prepaid pension asset	4,008	3,962
Other non-current assets	—	175

	$60,933	$63,013

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,411	$7,650
Accrued warranty	1,316	1,262
Customer deposits	419	599
Accrued employee compensation	1,844	1,653
Short-term borrowings and current portion of long-term debt	1,761	1,851
Deferred tax liability - current portion	401	339
Net liabilities of discontinued operations	1,177	1,494

Total current liabilities	13,329	14,848

Deferred tax liability - long-term portion	473	473
Long-term debt, excluding current portion	727	—
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 14,453 and 14,339 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	1,445	1,434
Additional paid-in capital	114,054	113,221
Accumulated deficit	(71,890)	(70,310)
Accumulated other comprehensive income	2,795	3,347

Total stockholders’ equity	46,404	47,692

	$60,933	$63,013

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net revenues:
Products	$7,555	$10,653	$17,019	$20,894
License Fees	—	—	1,000	—

Total net revenues	7,555	10,653	18,019	20,894
Cost of sales	5,328	9,296	12,395	18,226

Gross profit	2,227	1,357	5,624	2,668
Operating expenses (income):
Selling, general and administrative	1,805	3,504	4,596	7,577
Research and development	1,392	1,574	2,610	2,881
Amortization of other intangibles	19	19	38	38
Gain on sale of property and equipment	(74)	—	(81)	—
Gain on sale of business	—	(235)	—	(463)

Total operating expenses	3,142	4,862	7,163	10,033

Loss from operations	(915)	(3,505)	(1,539)	(7,365)
Interest income, net	9	—	59	27
Other (expense) income, net	(66)	(27)	(47)	6

Loss from continuing operations before income taxes	(972)	(3,532)	(1,527)	(7,332)
Income tax provision (benefit)	64	(86)	64	(100)

Loss from continuing operations	(1,036)	(3,446)	(1,591)	(7,232)
Discontinued operations, net of tax	41	7	11	(568)

Net loss	$(995)	$(3,439)	$(1,580)	$(7,800)

Net loss per common share - basic and diluted:
Loss from continuing operations	$(0.07)	$(0.25)	$(0.11)	$(0.53)
Income (loss) from discontinued operations, net of tax	—	—	—	(0.04)

Net loss per share	$(0.07)	$(0.25)	$(0.11)	$(0.57)

Shares used in computing net loss per common share - basic and diluted	14,455	13,774	14,416	13,758

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Loss from continuing operations	$(1,591)	$(7,232)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	1,665	1,941
Gain on sales of property and equipment	(81)	(26)
Gain on sales of businesses	—	(435)
Provision for losses on accounts receivable	34	248
Other non-cash items	—	172
Changes in assets and liabilities:
Trade and other accounts receivable	(1,056)	2,288
Inventories	(994)	455
Prepaid expenses and other assets	722	(681)
Deferred income taxes	62	13
Accounts payable and accrued liabilities	(1,228)	(3,147)
Customer deposits	(180)	3,306
Accrued employee compensation	191	322

Net cash used in operating activities	(2,456)	(2,776)

Cash flows from investing activities:
Proceeds from sale of businesses	—	496
Acquisition of property and equipment	(1,772)	(1,093)
Proceeds from sale of property and equipment	17	—
Proceeds from sale of short-term investments	376	4,388
Purchases of short-term investments	(151)	(2,490)

Net cash (used in) provided by investing activities	(1,530)	1,301

Cash flows from financing activities:
Principal payments on long-term debt and short-term borrowings	(921)	(520)
Proceeds from long-term and short-term borrowings	1,473	692
Proceeds from exercise of stock options	844	183

Net cash provided by financing activities	1,396	355

Decrease in cash and cash equivalents from continuing operations	(2,590)	(1,120)
Net cash used in discontinued operations	(306)	(522)
Effect of exchange rate changes on cash and cash equivalents	(41)	36

Decrease in cash and cash equivalents	(2,937)	(1,606)
Cash and cash equivalents at beginning of period	9,784	3,545

Cash and cash equivalents at end of period	$6,847	$1,939

Supplemental disclosures of cash flow information:
Cash paid for interest	$15	$4
Cash paid for income taxes	$—	$—

MAXWELL TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED SEGMENT INFORMATION

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenue:
High Reliability	$7,136	$7,915	$17,008	$15,748
I-Bus Computing Systems	—	—	—	—
Winding Equipment	419	2,738	1,011	5,146

Consolidated total	$7,555	$10,653	$18,019	$20,894

Income (loss) from continuing operations:
High Reliability	$(1,164)	$(2,462)	$(1,391)	$(4,957)
I-Bus Computing Systems	—	—	—	(114)
Winding Equipment	355	(289)	770	(526)

Total segment operating loss	(809)	(2,751)	(621)	(5,597)
Corporate expenses	180	1,016	999	2,225
Gain on sale of businesses, property and equipment	(74)	(235)	(81)	(463)
Interest and other expense (income), net	57	—	(12)	(27)

Loss from continuing operations before income taxes	$(972)	$(3,532)	$(1,527)	$(7,332)